UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2013

GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 3.02    Unregistered Sales of Equity Securities.

On February 1, 2013, Mr. Michael Reger, the principal shareholder of GelTech Solutions, Inc. (the “Company”) lent the Company $250,000.  In connection with this loan, the Company consolidated all of the outstanding notes held by Mr. Reger and issued him a $1,997,482.95 note convertible at $0.35 per share due December 31, 2016 (the “2013 Note”).  Mr. Reger cancelled his $1,497,483 note convertible at $1.12 per share (due February 18, 2016) (the “2011 Note”) and his $275,000 one-year 10% original issue discount note convertible at $0.35 per share (due December 29, 2013) (the “2012 Note”).  The 2013 Note bears an annual interest rate of 7.5% with interest to be paid annually in cash or common stock at $0.35 per share at Mr. Reger’s option.  Also on February 28, 2013, the Company issued Mr. Reger 210,226 shares of common stock in lieu of a cash payment for $73,579 of interest owed under the 2011 Note and the 2012 Note.

The 2013 Note and the shares of common stock were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506 thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

February 5, 2013	By:	/s/ Michael Cordani
Michael Cordani, Chief Executive Officer